UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 18, 2017 (May 17, 2017)

Arbor Realty Trust, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

001-32136	20-0057959
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

333 Earle Ovington Boulevard, Suite 900
Uniondale, New York	11553
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(516) 506-4200

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07              Submission of Matters to a Vote of Security Holders

On May 17, 2017, Arbor Realty Trust, Inc. held its Annual Meeting of Stockholders.  At the meeting, the stockholders voted as indicated below on the following proposals:

1.                                Election of three Class II directors for a three-year term of office expiring at the 2020 Annual Meeting of Stockholders.

Nominee	Votes Cast For	Withheld	Broker Non-Vote
Ivan Kaufman	53,460,984	326,895	14,958,403
Melvin F. Lazar	50,814,667	2,973,212	14,958,403
George Tsunis	53,441,689	346,190	14,958,403

Each nominee was elected as a director of Arbor Realty Trust, Inc.

2.                                Approval to amend and restate the Arbor Realty Trust, Inc. 2014 Omnibus Stock Incentive Plan as disclosed in the 2017 proxy statement.

For	Against	Abstain	Broker Non-Vote
52,574,487	1,039,195	174,197	14,958,403

Proposal 2 was approved.

3.                                Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Arbor Realty Trust, Inc. for the fiscal year 2017.

For	Against	Abstain	Broker Non-Vote
68,519,112	164,644	62,526	0

Proposal 3 was approved.

4.                                Advisory vote to approve the compensation of Arbor Realty Trust, Inc.’s named executive officers as disclosed in the 2017 proxy statement.

For	Against	Abstain	Broker Non-Vote
48,025,132	5,486,589	276,158	14,958,403

                                          Proposal 4 was approved.

5.                                Advisory vote on the frequency of future advisory votes to approve executive compensation.

1 Year	2 Years	3 Years	Abstain	Broker Non-Vote
15,846,442	263,230	37,403,349	274,858	14,958,403

                                          Proposal 5 was approved for every “three years”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARBOR REALTY TRUST, INC.

	By:	/s/ Paul Elenio
	Name:	Paul Elenio
	Title:	Chief Financial Officer

Date: May 18, 2017